Exhibit 99.1
                                                                   Press Release


                                    FOR:  Cognizant Technology Solutions Corp.
                                          500 Glenpointe Centre West
                                          Teaneck, NJ  07666


                                CONTACT:   Gordon Coburn
                                           Chief Financial Officer
                                           201-678-2712

FOR IMMEDIATE RELEASE                      Investors: Ian Bailey/Kirin Smith
---------------------                      Press: Brian Maddox/Scot Hoffman
                                           Financial Dynamics
                                           212-850-5600
                                           shoffman@fd-us.com

    COGNIZANT TECHNOLOGY SOLUTIONS REPORTS RECORD FOURTH QUARTER AND FULL-
                                  YEAR RESULTS
 * Quarterly Revenue exceeds expectations, growing 10% sequentially to $108.2
                                     Million
                           *Solid Cash Flow Generation
                         *Margins & Pricing Remain Firm
        * Diluted 4th quarter EPS exceeds expectations reaching $0.25

Teaneck, NJ - February 10, 2004 - Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of IT services, today announced its financial results for the fourth quarter and full-year ended December 31, 2003.

HIGHLIGHTS FOR THE FOURTH QUARTER INCLUDE:

     o Quarterly revenue increased to $108.2 million, up 10% sequentially and 61% from the year ago quarter
     o Operating margin of 19.8% compared to 19.6% sequentially and 19.8% in the year ago period
     o    Diluted quarterly EPS reached $0.25

Revenue for the fourth quarter increased to $108.2 million, up 10% from $98.1 million in the third quarter of 2003, and up 61% from $67.0 million in the fourth quarter of 2002. Net income for the fourth quarter increased to $17.7 million, or $0.25 per diluted share compared to $16.0 million, or $0.23 per diluted share in the third quarter of 2003. Operating margin for the quarter increased slightly to 19.8%, compared to 19.6% in the third quarter of 2003 and 19.8% in the fourth quarter of 2002.

"We are pleased to report  that  Cognizant  has  delivered  yet  another  strong quarter's performance," stated Lakshmi Narayanan, President and CEO of Cognizant. "Cognizant's consistent industry leading growth rate is due to our strategic offering, the quality of our employees, exceptional execution, and unparalleled customer satisfaction. Cognizant continues to solidify its position as a highly differentiated premium provider of offshore outsourcing services, and this is reflected in our continuing ability to broaden and deepen our relationships with existing clients, as well as maintaining a high-win rate against the traditional offshore competitors and the global systems integrators. In addition to seeing continued demand for application management work, clients are now increasingly engaging Cognizant on highly complex, large-scale development and integration initiatives."

Revenue for the full year 2003 was $368.2 million compared to $229.1 million in 2002. Net income for 2003 increased to $57.4 million, or $0.84 per diluted share on a split-adjusted basis, including a $0.03 per share expense related to the IMS Health exchange offer in the first quarter of 2003.

"We finished 2003 with a solid pipeline and another strong quarter of performance across all our key financial and operational metrics, including increasing our cash balance by $34 million during the quarter to over $194 million," said Gordon Coburn, Chief Financial Officer. "Additionally, our new strategic clients are continuing to ramp up quickly and we are seeing strong revenue growth from our established customer base. We have significant revenue visibility due to the high level of recurring revenue and the long-term nature of our customer relationships and are confident in our ability to deliver healthy sequential revenue growth throughout 2004."

Conference Call
---------------
Cognizant will host a conference call on February 10th, at 10:00 AM. (ET) to discuss the Company's quarterly and full year results. To listen to the call please dial (800)-508-1412 domestic and (706)-643-1946 internationally. The call will also be broadcast live via the Internet at Cognizant's web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling 800-642-1687 for domestic callers and 706-645-9291 for international callers and entering "4976393" from two hours after the end of the call until 11:59 p.m.
(EST) on February 17, 2004.

About Cognizant Technology Solutions
------------------------------------
Cognizant Technology Solutions Corporation (Nasdaq: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, integration, and re-engineering, infrastructure management, business process outsourcing, and a number of related services such as enterprise consulting, technology architecture, program management and change management through its onsite/offshore outsourcing model.

Cognizant's more than 9,500 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and CMMi Level 5 assessments from an independent third-party assessor and was recently ranked #1 in Forbes' Hot Shots 200 Up & Comers and ranked as the top information technology company in BusinessWeek's Hot Growth Companies. Further information about Cognizant can be found at http://www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-Q and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               -tables to follow-

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      (In thousands, except per share data)

                                          Three Months Ended     Twelve Months Ended
                                              December 31,          December 31,
                                       ----------------------    ----------------------
                                         2003         2002         2003         2002
                                       ---------    ---------    ---------    ---------

Revenues ...........................   $ 108,158    $  62,147    $ 365,656    $ 208,657
Revenues -related party ............        --          4,864        2,575       20,429
                                       ---------    ---------    ---------    ---------
Total revenues .....................     108,158       67,011      368,231      229,086

Cost of revenues ...................      58,598       36,194      199,724      122,701
                                       ---------    ---------    ---------    ---------
Gross profit .......................      49,560       30,817      168,507      106,385

Selling, general and administrative
  expenses .........................      24,635       15,412       84,259       53,345

Depreciation and amortization
  expense ..........................       3,539        2,163       11,936        7,842
                                       ---------    ---------    ---------    ---------
Income from operations .............      21,386       13,242       72,312       45,198
                                       ---------    ---------    ---------    ---------

Other income (expense):
Interest income ....................         770          503        2,128        1,808
Other income / (expense), net ......         (79)        (146)        (199)        (235)
Split-off costs (non tax deductible)        --         (1,680)      (2,010)      (1,680)
                                       ---------    ---------    ---------    ---------
Total other income / (expense) .....         691       (1,323)         (81)        (107)
                                       ---------    ---------    ---------    ---------

Income before provision for income
  taxes ............................      22,077       11,919       72,231       45,091

Provision for income taxes .........      (4,352)      (2,780)     (14,866)     (10,529)
                                       ---------    ---------    ---------    ---------
Net income .........................   $  17,725    $   9,139    $  57,365    $  34,562
                                       =========    =========    =========    =========
Basic earnings per share (1) .......   $    0.28    $    0.15    $    0.92    $    0.58
                                       =========    =========    =========    =========
Diluted earnings per share (1) .....   $    0.25    $    0.14    $    0.84    $    0.54
                                       =========    =========    =========    =========
Weighted average number of common
  shares outstanding ...............      63,939       60,674       62,505       59,241
                                       =========    =========    =========    =========
Weighted average number of common
  and dilutive shares outstanding...      70,321       65,689       67,907       63,693
                                       =========    =========    =========    =========

(1) Reflects a 3-for-1 stock split distributed on April 1, 2003

                                -Table to follow-


                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                   (Unaudited)
                                 (In thousands)

                                                        December    December
                                                           31,         31,
                                                      ------------------------
                                                          2003        2002
                                                      ------------------------
      ASSETS
      Current Assets
        Cash and cash equivalents ..................   $194,221   $126,211
        Trade accounts receivable, net of allowances
        of $989 and $861, respectively .............     52,253     35,092
        Trade accounts receivable - related party ..       --        1,605
        Unbilled accounts receivable ...............      9,543      4,159
        Unbilled accounts receivable - related party       --          149
        Current tax asset ..........................     14,066      3,711
        Other current assets .......................      8,414      4,907
                                                       --------   --------
                 Total Current Assets ..............    278,497    175,834

      Property and equipment - net .................     58,438     39,090

      Goodwill - net ...............................      4,477        878

      Other Intangible assets - net ................     16,436     12,870

      Other assets .................................      2,741      2,801
                                                       --------   --------
      TOTAL ASSETS .................................   $360,589   $231,473
                                                       ========   ========

      LIABILITIES AND STOCKHOLDERS' EQUITY

      CURRENT LIABILITIES

      Accounts payable .............................   $  9,423   $  6,948

      Accrued and other current liabilities ........     53,213     34,539
                                                       --------   --------
             Total Current Liabilities .............     62,636     41,487

      Deferred income taxes ........................     23,883     24,505
                                                       --------   --------
      TOTAL LIABILITIES ............................     86,519     65,992
                                                       --------   --------
      STOCKHOLDERS' EQUITY .........................    274,070    165,481
                                                       --------   --------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...   $360,589   $231,473
                                                       ========   ========

                                       ###